Exhibit 99.2

Participants

CORPORATE PARTICIPANTS

Pablo E. Paez Executive Vice President-Corporate Relations, The GEO Group, Inc.	James H. Black Senior Vice President, President-Secure Services, The GEO Group, Inc.

George Christopher Zoley Executive Chairman, The GEO Group, Inc.	Wayne H. Calabrese Senior Vice President & Chief Operating Officer, The GEO Group, Inc.

Brian Robert Evans Chief Financial Officer & Senior Vice President, The GEO Group, Inc.	Jose Gordo Chief Executive Officer & Director, The GEO Group, Inc.

OTHER PARTICIPANTS

Joe Gomes Analyst, Noble Capital Markets, Inc.	Greg Gibas Analyst, Northland Securities, Inc.

Brian Violino Analyst, Wedbush Securities, Inc.	Kirk Ludtke Analyst, Imperial Capital LLC

Brendan McCarthy Analyst, Sidoti & Co. LLC	Jordan Neil Hymowitz Managing Principal, Philadelphia Financial Management of San Francisco LLC

Management Discussion Section

Operator

Good day and welcome to the GEO Group Third Quarter 2023 Earnings Conference Call. All participants will be in a listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference over to Pablo Paez, Executive Vice President of Corporate Relations. Please go ahead.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, operator. Good morning, everyone, and thank you for joining us for today’s discussion of The GEO Group’s third quarter 2023 earnings results. With us today are George Zoley, Executive Chairman of the Board; Jose Gordo, Chief Executive Officer; Brian Evans, Chief Financial Officer; Wayne Calabrese, Chief Operating Officer; and James Black, President of GEO Secure Services. This morning, we will discuss our third quarter results as well as our outlook. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our investor website at investors.geogroup.com.

Today, we will discuss non-GAAP basis information. A reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and supplemental disclosure we issued this morning. Additionally, much of the information we will discuss today, including the answers we give in response to your questions, may include forward-looking statements regarding our beliefs and current expectations with respect to various matters. These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws. Our actual results may differ materially from those in the forward-looking statements as a result of various factors contained in our Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

With that, please allow me to turn this call over to our Executive Chairman, George Zoley. George?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you, Pablo, and good morning to everyone. Thank you for joining us on our third quarter 2023 earnings call. I’m joined today by our senior management team to review our third quarter financial results, discuss our financial guidance for the balance of the year, and our continued focus on debt reduction, and provide an update on the trends for each of our business segments. This morning, we reported third quarter revenues of approximately $603 million, GAAP net income of approximately $24.5 million and adjusted EBITDA of approximately $119 million. Our diversified business units continued to deliver steady operational and financial performance.

During the third quarter, our Secure Services Business Unit renewed several important contracts. At the Federal level, we renewed two direct contracts with the US Marshals Service. One was that our company owned 1,900-bed Rio Grande Processing Center in Texas for a five-year term. And the second was that our company leased 770-bed Western Region Detention Facility in San Diego for a two-year term. We also renewed three contracts with ICE for respective one-year terms that include our company-owned 700-bed Broward Transitional Center in Florida, our company-owned 1,904-bed South Texas ICE Processing Center, and our company-owned 1,314-bed Montgomery Processing Center in Texas.

Populations across our ICE processing centers have continued to steadily increase. Since the beginning of July, we’ve experienced approximately a 30% increase, particularly in our central and western regions. At the state level, we recently renewed our management-only contract in the State of Florida for the 2,000-bed Blackwater River Correctional Rehabilitation Facility for a two-year term. During the third quarter, our GEO Reentry Services Division also renewed seven existing contracts for our residential entry centers and six existing contracts for our non-residential day reporting centers.

Our third quarter results reflect an increase in our GTI secure transportation revenues. This increase was primarily driven by our new emergency contract to provide air operations in support for ICE. This contract could generate up to $16 million in total revenues that runs for its full term of nine months. The multi-year procurement for these services remains under a bid protest and we hope to continue to be a strong contender for a long-term contract award in the future.

Internationally, our third quarter results reflect a sequential increase in revenues due to the activation of our new contract to deliver healthcare services across public prisons in the State of Victoria in Australia.

Turning to our Electronic Monitoring and Supervision Services segment, the number of participants in the Federal Government’s Intensive Supervision Appearance Program, or ISAP, has remained relatively stable since early August, at approximately 192,000 to 195,000 individuals. While the ISAP participant count has remained largely stable over the last three months, we’ve not experienced the moderate increase beginning in the fourth quarter that was contemplated in our previously issued financial guidance.

We believe that ICE continues to face budgetary pressures and the timing of the passage of appropriation bills in Congress remains uncertain. Given these factors, our tightened financial guidance range for the fourth quarter now assumes the ISAP participant counts will be flat to slightly down for the balance of the year. The federal government is currently funded under a short-term continuing resolution, which expires on November 17, and Congress has yet to reach an agreement on the appropriation bills to fund the government in fiscal year 2024, which began on October 1.

We estimate the ICE Detention Census is presently at approximately 39,000. The standard version of the Homeland Security Appropriations bill keeps funding for ICE at the current level of 34,000 beds and slightly increases the overall funding available for the alternative to detention programs. The current version of the House Homeland Security Appropriation bill would increase ICE beds to 41,000 and includes a provision that would require the use of ISAP electronic monitoring capabilities for all individuals in the non-detained docket for the entire duration of their proceedings.

Additionally, the White House has submitted a supplemental appropriations request to Congress, which we believe includes additional funding for ICE beds and the alternatives to detention program. If Congress is unable to reach an agreement within the next 10 days, the federal government could once again be funded under a short-term or a long-term continuing resolution or face the prospect of the government shutdown. We are continuing to monitor the congressional appropriations process and remain focused on providing high-quality services on behalf of DHS and ICE. We are continuing our efforts to market our current idled facilities to federal, state and local government agencies.

As has been publicly reported, several counties across the country are experiencing overcrowding challenges in their local jails, and some of these jurisdictions are exploring the potential use of private sector facilities to address these challenges. We believe that our modern, well-located facilities could generate significant increased annualized adjusted EBITDA if they are reactivated, either under GEO management or leased to local, state or federal agencies.

Finally, we remain focused on reducing our net debt, which is a key strategic priority for our company. During the third quarter, we reduced our net debt by approximately $109 million and are at $1.8 billion in total net debt presently. Our objective is to continue reducing net debt by approximately $175 million to $200 million per year in the future. We also remain hopeful that we will be able to refinance portions of our debt at the earliest possible time.

I will now turn the call over to Brian Evans to address our financial results and guidance in more detail.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Thank you, George. Good morning, everyone. Today, we reported GAAP net income of approximately $24.5 million and quarterly revenues of approximately $603 million. We reported quarterly adjusted EBITDA of approximately $119 million. Third quarter 2023 results reflect higher transportation revenues due to our recent emergency contract to provide air support services for ICE and higher international revenues from the activation of our new healthcare contract in Victoria, Australia.

Additionally, in the third quarter 2023, we experienced a year-over-year increase of 14% in revenues from our residential reentry centers as populations in our reentry segment have continued to improve post-pandemic. Similarly, quarterly revenues from our non-residential day reporting centers increased by almost 10% year-over-year during the third quarter 2023. These revenue increases were offset by lower revenue for – from our Electronic Monitoring and Supervision Services segment during the third quarter of 2023. Our third quarter results also reflect an increase of approximately $13 million in net interest expense compared to the third quarter of 2022 due to higher interest rates and the debt restructuring we completed in August of 2022.

Moving to our guidance for the balance of the year. Our previous guidance for the fourth quarter of 2023 assumed a moderate increase in ISAP participants during the quarter. While the ISAP participant count has remained relatively stable over the last three months, we have not experienced the moderate increase that was contemplated in our previous guidance. As George mentioned, we believe that ICE continues to face budgetary pressures and the timing of the passage of appropriations bills in Congress remains uncertain.

As a result of these factors, we have updated our guidance assumption and now assume for budget purposes that the ISAP participant count will be flat to slightly down for the balance of the year. This morning, we provided updated guidance for the fourth quarter 2023 of GAAP net income in a range of $19 million to $24 million and quarterly revenues in a range of $590 million to $600 million. We expect our fourth quarter 2023 adjusted EBITDA to be in a range of $117 million to $122 million. For the full year 2023, we expect GAAP net income to be in a range of $100 million to $105 million on annual revenues of approximately $2.4 billion. We expect our effective tax rate for the full-year 2023 to be approximately 29% exclusive of any discrete items.

We expect our full-year 2023 adjusted EBITDA to be between $495 million and $500 million. Our full-year 2023 guidance represents the second highest level of annual adjusted EBITDA in our company’s history. Our continued and steady performance is representative of the strength of our diversified services platform. We have been able to offset declines in our Electronic Monitoring and Supervision Services segment throughout 2023 with growth in revenues and earnings from several of our other diversified segments.

Our guidance does not include the potential reactivation of any of our remaining idle Secure Services facilities, which total approximately 9,000 beds and could provide meaningful upside to our annualized revenues and cash flows if fully reactivated. Additionally, increases in the ISAP participant count or further increases in the utilization of our ICE detention beds could generate significant upside to our guidance. With respect to ISAP specifically, BI is the sole provider of electronic monitoring solutions to ICE and has provided these services with bipartisan support for over 20 years, successfully achieving high levels of compliance under the program. BI has all the necessary resources to assist ICE going forward should the agency decide to increase the utilization of ISAP once appropriation bills are approved by Congress.

Moving to our capital structure. During the third quarter of 2023, we reduced our total net debt by approximately $109 million. We ended the quarter with total net debt of approximately $1.8 billion. Our debt reduction during the third quarter was supported by the sale of our Bo Robinson reentry facility in New Jersey for approximately $15 million, which closed in September. Our objective is to continue to reduce our net debt by approximately $175 million to $200 million per year in the future, bringing our total net debt to approximately $1.6 billion by the end of 2024.

Going forward, we expect interest rates to stabilize and potentially decrease, further enhancing our ability to reduce our net debt. As a reminder, approximately half of our debt is under floating interest rates, and future increases in interest rates would bolster our annual or future decreases in interest rates would bolster our annual free cash flows that could be used to further reduce our overall debt.

We also expect to explore further asset sales to complement these efforts, including the potential sale of additional residential reentry assets. Our residential reentry centers are typically located in urban areas and can usually be repurposed for alternative uses. These factors can often result in a larger pool of potential interested buyers. We have two additional reentry facilities that we are currently actively marketing for sale. With respect to our idle Secure Services facilities, we are focused on marketing these facilities to local, state and federal agencies for reactivation, either under traditional management contract or a lease agreement. However, we may also consider the sale of some of these larger assets if the price adequately reflects their value.

Finally, we remain hopeful to be able to refinance portions of our debt at the earliest possible time. As a first step, we would expect to address our revolving credit facility, which, as a reminder, is comprised of two tranches, including $87 million, which matures in 2024, and approximately $187 million, which matures in 2027. We currently have no outstanding – no borrowings outstanding under either of these tranches, and our goal would be to comprehensively address our revolving credit facility prior to the maturity of the first tranche.

We continue to have strong relationships with our existing banking partners and we have received interest from several new banks as well as institutional investors who would participate in future refinancing transactions. Through these efforts, we hope to be able to achieve interest cost savings and gain more flexibility within the covenants under our credit agreements to explore options to return capital to our shareholders in the near future. We continue to believe that our focus on reducing debt and deleveraging will enhance value for all our shareholders over time.

At this time, I will turn the call over to James Black for a review of our GEO Secure Services segment.

James H. Black

Senior Vice President, President-Secure Services, The GEO Group, Inc.

Thank you, Brian. Good morning, everyone. It is my pleasure to provide an update on GEO Secure Services. During the third quarter of 2023, our Secure Services facilities successfully underwent 52 audits, including internal audits, government reviews, third-party accreditations and Prison Rate Elimination Act or PREA certifications. Six of our Secure Services facilities received accreditation from the American Correctional Association with an average score of 99.2%. And another six of our facilities received PREA certification. Our GTI transportation division and our GEO-Amey UK joint venture completed approximately 4.3 million miles driven in the United States and overseas during the third quarter.

Moving to the current trends for our government agency partners. At the federal level, populations at our contract US Marshals detention facilities continue to be stable. Our US Marshals facilities around the country support the agency as it carries out its mission of providing custodial services for pretrial detainees facing federal criminal proceedings. We believe that all these important facilities provide needed bed space and services near federal courthouses, where there’s generally a lack of suitable alternative detention capacity for the US Marshals Service. During the third quarter, we renewed our contracts with the US Marshals Service for our company-owned 1,900-bed Rio Grande Processing Center for a five-year term, and our company leased 770-bed Western Region Detention Facility for two-year term.

Moving to our ICE processing centers. During the third quarter, we renewed three contracts for respective one-year terms at our company-owned 700-bed Broward Transitional Center, our 1,904-bed South Texas ICE Processing Center and our 1,314-bed Montgomery ICE Processing Center. Across our ICE processing centers, we have experienced a 30% increase in population since the beginning of July. As George noted, the Federal Government is currently funded under a short-term continuing resolution that runs through November 17. The US Congress has not yet reached an agreement on the appropriations bill for fiscal year 2024.

We estimate the present census of active ICE detention beds to be at 39,000. The current House version of the Homeland Security Appropriations bill would fund ICE for 41,000 beds, while the Senate version would maintain funding at 34,000 beds. The US Congress is also considering a supplemental appropriations package submitted by the White House, which would also increase funding for ICE beds. If a compromise between the House and Senate is not reached in the next 10 days, the federal government could again be funded under a short-term or a long-term continuing resolution or face the prospect of a government shutdown.

As a longstanding service provider to the federal government, we play no role in and have no control over congressional appropriations decisions, the timing of those decisions, or more broadly, the implementation of immigration policies. Our focus remains on providing the highest quality services to ICE. And we stand ready to support the agency with any additional services as needed.

Our ICE processing centers have a longstanding track record delivering professional support services on behalf of ICE and providing secure residential care, consistent with our commitment to respecting the human rights of all of those entrusted to our care. Our ICE processing centers offer around-the-clock access to quality healthcare services. Healthcare staffing at our ICE processing centers is generally more than double the number of healthcare staff in a typical state correctional facility. Our ICE processing centers also offer access to legal counsel and legal libraries and resources, and we have dedicated space at our centers to accommodate meetings with legal counsel. Our ICE processing centers also provide daily meals that are culturally sensitive and are approved by registered dietitians.

We also provide access to faith-based and religious opportunities, and we partner with community volunteers as needed to ensure fair representation of various faiths and denominations. Our ICE processing centers also offer access to quality recreational activities. We have made significant investments to provide enhanced amenities at our centers, including artificial turf soccer fields, covered pavilions, exercise equipment and multi-purpose rooms. We have also historically provided secure transportation services and logistical support for ICE, primarily at 12 of our ICE processing centers.

During the third quarter, our GTI Transportation Division also began providing air operation support for ICE under an emergency contract, which could have a full term of nine months. The federal procurement for the multi-year contract for these services is currently under bid protest and we hope GTI to remain a strong contender for these services in the future.

Moving to our state government agency partners. Our state correctional facilities deliver high-quality support services across seven states, including enhanced rehabilitation programs on behalf of corrections departments in Florida, Georgia, Indiana, Oklahoma, Arizona, New Mexico and Virginia. During the third quarter, we renewed our managed only contract for the 2,000-bed Blackwater River Correctional Facility in Florida for a two-year term.

With respect to our international markets, during the third quarter, we began delivering primary health services across 13 public prisons in Australia under our new healthcare contract with the State of Victoria. This new contract is expected to generate approximately $33 million in annualized revenues. Finally, we continue to market our current idle secure services facilities, which totaled approximately 9,000 beds. We have had recent active discussions, particularly with a number of local agencies as counties across the country are facing overcrowding challenges as a result of increases in local jail populations post-pandemic. We believe our facilities are modern and well located and can help address these challenges.

At this time, I would like to turn the call over to Wayne Calabrese for a review of GEO Care.

Wayne H. Calabrese

Senior Vice President & Chief Operating Officer, The GEO Group, Inc.

Thank you, James. I’m pleased to provide an operational update on our GEO Care business unit, starting with our Reentry Services Division. During the third quarter, our Reentry Services facilities successfully underwent 38 audits, including internal audits, government reviews, third-party accreditations and PREA certifications. Two of our residential reentry centers received accreditation from the American Correctional Association, both receiving perfect scores of 100%. And three of our residential reentry centers received PREA certification. We also renewed seven residential reentry contracts, including four contracts with the Federal Bureau of Prisons, as well as six non-residential day reporting center contracts.

Our 35 residential reentry centers provide transitional housing and rehabilitation programs for individuals reentering their communities across 14 states. Our non-residential and day reporting centers provide high quality community-based services, including cognitive behavioral treatment, for up to approximately 9,000 parolees and probationers at approximately 90 locations across 10 states. All key outcome metrics showed improvement during the third quarter, attesting to our evidence-based practices and their track record for lowering the rate of recidivism.

Moving to our GEO Continuum of Care and in-prison programs division. During the third quarter, we delivered enhanced in-custody rehabilitation and post-release support to an average daily population of approximately 2,600 individuals at 31 in-prison program sites in seven states and approximately 21,000 individuals at 13 Continuum of Care sites in eight states. Our in-custody rehabilitation services include academic programs that are focused on helping those in our care attain high school equivalency diplomas.

We have made a significant investment to equip all of our classrooms with smart boards to aid in the delivery of academic instruction at all of our facilities. We have also focused on developing vocational programs that not only lead to certification when completed, but are also based on market job placement needs. Our substance abuse treatment programs are an important part of our rehabilitation services because many of the individuals in our care suffer from addiction. Our facilities also provide extensive faith-based and character-based programs, and we have designated faith-based and character-based housing units or dorms across our facilities to enhance the delivery of these important programs.

During the third quarter, we completed approximately 700,000 hours of in-custody rehabilitation programming. Our academic programs awarded 644 high school equivalency diplomas, and our vocational courses awarded 695 vocational training certifications. Our substance abuse treatment programs awarded approximately 3,500 program completions, and we achieved over 21,000 behavioral program completions and more than 18,000 individual cognitive behavioral treatment sessions.

During the third quarter, we also allocated over $400,000 toward post-release services to support 873 individuals released from GEO facilities as they return to their communities. Our GEO Continuum of Care program integrates enhanced in-custody rehabilitation services, including cognitive behavioral treatment with post-release support services that address critical community needs of released individuals. We believe our award-winning program provides a proven model on how the 2-plus million people in the US criminal justice system can be better served in changing their lives.

Finally, turning to our Electronic Monitoring and Supervision Services segment, our BI subsidiary provides a full suite of monitoring and supervision solutions, products and technologies on behalf of federal, state and local agencies across the country. At the federal level, the number of participants required to be monitored under our ISAP contract with the Department of Homeland Security has remained relatively stable over the last three months at approximately 192,000 to 195,000 individuals. While we had previously expected the number of ISAP participants to begin to moderately increase beginning in the fourth quarter, we now assume for budget purposes that ISAP participant counts will be flat to slightly down for the balance of the year.

We believe that ICE continues to face budgetary pressures. And as it has been previously noted, the timing of the passage of the appropriations bill is currently being considered by the US Congress remains uncertain. BI has provided technology solutions, holistic case management, supervision, monitoring and compliance services under ISAP for almost 20 years. Under BI’s tenured Federal Government supervision and appearance program has achieved high levels of compliance using a variety of new technologies and case management services over that time. And going forward, we expect BI to continue to explore new and innovative technology solutions to support the needs of ICE and all of our government agency partners.

At this time, I’d like to turn the call over to Jose Gordo for closing remarks.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

Thanks, Wayne. In closing, our diversified business units delivered steady financial and operational performance during the third quarter of 2023. We remain focused on reducing our overall net debt and on positioning our company to refinance portions of our debt in order to reduce our interest costs and gain the flexibility to potentially return capital to shareholders in the future. We continue to believe that we have several potential upside opportunities, including further increases in populations at our ICE processing centers and/or increased number of participants enrolled in ISAP.

The activation of our idle secure services facilities, where we have a total of approximately 9,000 available beds, either under GEO management or under lease to local, state or federal agencies, new managed only contract wins by our reentry electronic monitoring, secure transportation or international divisions, and the selective sale of non-core assets. We also expect to continue to selectively pursue new areas of growth, both with our current government agency clients, as well as with new clients and/or in service lines that are adjacent to or complementary with our existing business.

In seeking these future growth opportunities, we plan to leverage our successful track record and the talent of our employees we believe are the best in our industry. As we have expressed in the past, we believe that our valuable assets underpin a compelling valuation case for our company. We own approximately 45,000 beds at secure facilities that we believe are generally more modern and better located than many of the existing public facilities in those geographic markets. We believe that the aggregate replacement value of these company owned beds alone, based on estimated current construction costs and sales of comparable facilities, is equal to or in excess of our current enterprise value. And this valuation is before taking into account the significant operating cash flows and real estate values of our other diversified segments where we have substantial assets and market presence.

Based on a conservative valuation of these various components, we believe that our current stock price has significant upside potential. We have consistently delivered as an essential government services provider at the federal and state levels through both Republican and Democratic presidential administrations for almost 40 years. We remain steadfast in our commitment to being a consummately professional organization that our clients can trust with complex, resource-intensive and critical projects, and that prioritizes the well-being of those entrusted to our care. We are proud of our over 18,000 employees worldwide who carry out our mission a daily basis with great purpose and professionalism. And we stand ready to continue to meet the future demands of our clients as they continue to evolve.

That completes our remarks, and we would be glad to take questions.

Question And Answer Section

Operator

We will now begin the question-and-answer session. [Operator Instructions] The first question today comes from Joe Gomes with Noble Capital. Please go ahead.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Good morning. Thanks for taking my questions.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Morning, Joe.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

So I wanted to start out on the Secure Services segment. You guys mentioned how the ICE populations there are up significantly since the beginning of July. But the segment revenues actually declined year-over-year. Pardon me. I was just wondering, is that because the majority of the population increases went into facilities that are yet to meet their guaranteed minimums, or was there a – just trying to think ahead whether there was another facility that happened to have been contract lost or terminated last year that drove the revenues for that segment down?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No, I think it’s a combination of the first. There was the Northlake facility, I think that discontinued in September of last year. So that was in there as a BOP facility that was probably worth about $9 million to $10 million a year or per quarter in revenue that went away. So that’s not in this quarter and it wasn’t last quarter.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thanks for that. And you also mentioned that I think the latest that I’ve seen, the ICE populations are exceeding 39,000. Are you continuing to see a similar type of increase in your guys populations? I think at the end of September, it was about 35,000 in the ICE population.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We continue to provide approximately one-third of the capacity that’s being used in the ICE processing centers. And the majority of our facilities that have the minimum guarantees have had increase in above those minimum guarantees.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

That’s good news. Great.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes, it is.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

And on the alternatives detention, you guys mentioned in your prepared remarks about the House proposal, potentially everyone being monitored. Obviously, that’s not – that hasn’t been put into law yet. But what type of capacity increases would you guys need to see? Could you handle something that large? I think the last thing I saw was, like 5 million people that are here that are – do not – are not US citizens that could potentially be in that type of a program. Or would you have to see that type of a program split amongst the number of people?

Wayne H. Calabrese

Senior Vice President & Chief Operating Officer, The GEO Group, Inc.

Joe, it’s Wayne Calabrese. I think we’re well positioned, well-resourced and well capable of gearing up as required whether the government would move to put in place all of the 5 million or so who may be in the non-detained docket into one or more programs remains to be seen, but they wouldn’t all be in one program, certainly. So there are a lot of different facets to the alternative to detention programs. And as I said, we’re well positioned and resourced. We have offices all over the country and we’d be able to gear up to cover that if that became a requirement of the contract.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Thanks for that, Wayne. Appreciate that. And then, you talked about some of the idle facilities. I don’t know how much of discussions you are currently in with ICE about restarting maybe some of the idle facilities, but maybe you can give a little more color on that.

George Christopher Zoley

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, ICE periodically reviews the capacity of existing facilities as well as idle facilities. So they know what we have. They know where we’re currently operating and we’re capable of reactivating facilities. So we stay in touch with them and they do the same with us.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And then one last one for me and then I’ll get back in queue. Last couple of quarters, I think there’s been a little bit of discussion. There’s been some legal cases about illegal immigration and in ICE, anything that has come on from any of those proposed or the current legal cases that have changed that could potentially negatively impact GEO?

George Christopher Zoley

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No. I don’t think so. I’m not sure what legal cases you’re referring to. What I have in my mind is what maybe I read the last couple of days that there’s legal challenges to the current parole program and a desire by some individuals to further restrict it, meaning not as many people could come through the country. Maybe some people would be put in to the ICE processing centers for a review of their cases.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thank you for that and I’ll get back in queue. Thank you.

Operator

The next question comes from Brian Violino with Wedbush Securities. Please go ahead.

Brian Violino

Analyst, Wedbush Securities, Inc.

Great. Thanks for taking my questions. So, clearly, funding is a major factor as it relates to ISAP. But, looking out further ahead and appreciate you’re not going to be giving 2024 guidance, but can ISAP participants grow even if funding gets pushed out further or it doesn’t come to fruition? I know on the last call, you mentioned there was some potential policy changes that could grow ISAP. Just kind of curious your thoughts because, we did see ISAP numbers a lot higher a year ago when funding levels the same at least from a congressional standpoint.

George Christopher Zoley

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, I think we’ve said in prior calls that ICE as well as other divisions within the Department of Homeland Security have a certain level of budgetary flexibility and they move money around. And yes, we did have a much higher population count in ISAP program under the existing budgetary level. So it really becomes a decision as to where to put the priorities for the agency and redirect funding towards those priorities. So, that could happen. But it’s really – it’s an internal decision by the agency or with the oversight and instructions by the White House.

Brian Violino

Analyst, Wedbush Securities, Inc.

Got it. Thanks. And I’m not sure if I missed it, but I guess if you could just clarify. Within your guidance that you gave today, the updated guidance, what’s the underlying assumption for ICE detention levels? I think your last guide had assumed kind of steady occupancy rates, but obviously with them climbing here, just curious what your underlying assumption is for the fourth quarter for ICE occupancy.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Pretty consistent quarter over quarter. We haven’t assumed any facility reactivations or significant step-up in the existing population level.

Brian Violino

Analyst, Wedbush Securities, Inc.

Okay. Great. And then, last one for me. If I look at the Secured Services segment, it looks like the net operating margins trended down a little bit quarter over quarter. Just wondering if there’s any sort of specific kind of onetime things in the expenses there? I guess just general thoughts on where you think margins for that segment will trend in the near term.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

I think what you’re seeing in the margins in the Secure Services and we’ve talked about this on prior calls is our facilities, which were underutilized, but were being paid for expected higher utilization levels that when those utilization levels increase, we would get back to sort of normalized financial performance at those facilities. And I think we’ve seen that occur in the last two quarters, if you will, as these populations have moved up. So most of our facilities, as George said, are at or near their fixed payments or their minimum occupancy levels that were paid for and they’re also being used at those levels. So, if occupancy levels or utilization increases further, we should see some increase in revenue and increase in performance.

Brian Violino

Analyst, Wedbush Securities, Inc.

Got it. Okay. Great. Thank you. Appreciate it.

Operator

The next question comes from Brendan McCarthy with Sidoti. Please go ahead.

Brendan McCarthy

Analyst, Sidoti & Co. LLC

Great. Thank you for taking my questions. Firstly, on the – I believe you mentioned there was a supplemental funding initiative from the White House recently. Is that in excess of the short-term continuing resolution funding currently under place? And will there be any potential benefit in Q4?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I believe that is in addition to what has been previously requested and we don’t know exactly how many beds that funding would provide for, but it would be several tens of – several thousands.

Brendan McCarthy

Analyst, Sidoti & Co. LLC

Got it. Okay. And then, secondly, with the ISAP capacity, just wondering just curious if you can maybe quantify, just what kind of the ramp-up process might look like looking into maybe 2024 if funding levels were to increase? Are you able to quantify what the timing of a potential ramp-up to a significantly more number of participants would look like?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think, still lumpy. It’s hard to answer that question. As Wayne said, we have the ability to scale up fairly quickly. And how do you do that? You’d have to add more staff at our Boulder, Colorado, facility and probably at various locations around the country. We have a very large countrywide footprint of almost 100 different locations. But, the electronic devices are made in our Boulder facility, and we are capable of ramping up fairly quickly. We have the supplies. And I think ICE is aware of our capabilities. And like on the detention side, they stay in touch with us as to what those capabilities are relative to the different kinds of devices we have from the ankle monitors to watches, to – we have 150,000 phones available at the facility. And there’s different programs that can be applied using those different technologies and that can scale up to much larger populations at a discounted cost for less frequent monitoring.

Wayne H. Calabrese

Senior Vice President & Chief Operating Officer, The GEO Group, Inc.

I’d add. Our in-country offices have a lot of personnel who are dedicated to non-electronic services such as case management, office visits, home visits. All of that can be scaled up as needed. A great deal will depend, however, on the government’s ability to scale up and repurpose folks that are working at the border, the ICE officials that work closely with them, all of that would have to be focused on the traffic that’s coming in and the processing and enrollment of persons who are coming across the border into one or more programs based on the administration’s policies and priorities, which is the fact that it’s very lumpy. It can be lumpy. It can be lumpy.

Brendan McCarthy

Analyst, Sidoti & Co. LLC

Understood. Thanks for your answers. That’s all for me.

Operator

The next question comes from Greg Gibas with Northland Securities. Please go ahead.

Greg Gibas

Analyst, Northland Securities, Inc.

Hey. Good morning, guys. Thanks for taking the questions. I want to I guess first just ask, if there’s any significant or maybe notable contracts up for renewal in the near term or upcoming quarters.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Not this year. No.

Greg Gibas

Analyst, Northland Securities, Inc.

Got it. And then, as it relates to the de-levering, good progress there in terms of net debt reduction. You mentioned the two additional facilities. I think it was the New Jersey facility, the sale of that kind of accelerated the de-levering. You talked about the two additional facilities and I’m curious if you could share maybe interest levels or timing of those, would those be like a Q4 event or do you have any sense of when those asset sales will happen.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No, I think those – there’s facilities that we’ve got targeted. And there, we have brokers active trying to place those properties. But, right now, we don’t have any contracts on those properties.

Greg Gibas

Analyst, Northland Securities, Inc.

Okay. Got it. And I guess just lastly, as it relates to, you marketing the idle facilities, which I believe count for like 9,000 beds, how do you kind of weigh like, when I think about you hitting these mean occupancy levels and obviously increased margins as occupancies increase after that, how do you kind of weigh reactivation of idle facilities versus just increasing those occupancy levels at existing facilities? Is that up to the customer or is – just curious how you’re kind of weighing those two things.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

It’s really up to the customer and where their priorities are on a regional basis. We have a lot of facilities, obviously, in the southern belt states, Texas, Louisiana, et cetera. But we do have other locations in the north and the northeast that are prime locations and what makes it attractive for those locations is that a lot of county jails that have previously provided occupancy and services for DHS and ICE have been pulling out of the business, so to speak, because of either financial or political reasons. And therefore, our particular facilities which are generally much more modern and more closely meeting the most recent updated ICE standards are particularly attractive in the long haul, we think, will be utilized eventually.

Greg Gibas

Analyst, Northland Securities, Inc.

Got it. Thanks for the color.

Operator

The next question comes from Kirk Ludtke with Imperial Capital. Please go ahead.

Kirk Ludtke

Analyst, Imperial Capital LLC

Hello, everyone. Thank you. Thanks for the call. I just have a couple follow-ups. With respect to ISAP, how many people do you think would be monitored under the House proposal?

Wayne H. Calabrese

Senior Vice President & Chief Operating Officer, The GEO Group, Inc.

Well, monitor is a generous word. It can cover a lot of topics. In terms of electronic monitoring, the numbers were substantially higher a year ago. They could accommodate that again. They could be in other areas. They could, for example, ask for more folks to be in social service oversight, case management. We mentioned the watch is a new program that’s been under pilot with ISAP. So, there are a lot of different ways that they accommodate growth in their numbers. So that’d be the direction they take. But the policy remains to be set, and more importantly, the budget remains to be set.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

And there’s different programs that can be activated on a less – on a descending, less intensive basis. If, for example, some people could be monitored every day, every hour of every day. Some people weekly, some people monthly, some people bi-yearly. All those tools are available to ICE in deciding – in addition to direct case management and support services, what level of periodic monitoring is appropriate for that particular person or group of persons.

Wayne H. Calabrese

Senior Vice President & Chief Operating Officer, The GEO Group, Inc.

Right. The program can be optimized.

Kirk Ludtke

Analyst, Imperial Capital LLC

That’s helpful. Thank you. Is this something that’s been contemplated in the past or is this a kind of a new thing?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

The different programs we were just referring to, that is presently available to ICE. So they know about our capabilities in performing these different levels of intensity of services. And we have pricing for those different levels of services. It’s just a matter of, I guess, funding priorities for where they want to put their money and what’s most important at that particular time.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

I think the element that’s new in that House proposal and remains to be seen what will be part of the final legislation is the GPS monitoring of all cases until they’re decided. So, if that were to actually be implemented, it could in theory capture most of the legal case docket. But it’s just a proposal at this time.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. It’s interesting. And then, just shifting gears quickly, I do appreciate the time. On the state level, have you been able to increase pricing on your state contracts? I know typically those state contracts get repriced, I believe, on January – July 1st. Did any of that take place for you?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes, we have, last couple of years in particular, because I think it – I guess there’s two forces at play. Because of COVID, there was a labor shortage and there was a drive – a need to increase labor costs. And fortunately, for the states, they got a lot of COVID funding that allowed them to do just that in part, is how they use those monies. So, we’ve been able to fairly consistently increase the pricing in our state contract, primarily to cover the increase in labor costs and medical costs.

Kirk Ludtke

Analyst, Imperial Capital LLC

Right. You were recovering monies that were already being spent.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes. And improving our financial position through that process.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. Can you quantify the magnitude of the price increases you got for this fiscal year?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I’ve thought about, you know, how much have we increased wages in the last two or three years. I think it’s 20%. It’s pretty significant, because all prior years, I think the average increase was like the 2% CPI that we’d seen for years and years and years with – going into the COVID years, from 2020 to now, it’s required almost a 20% increase in labor costs and probably a similar increase in healthcare costs.

Kirk Ludtke

Analyst, Imperial Capital LLC

Interesting. Thank you. That’s it for me.

Operator

The next question comes from Jordan Hymowitz with Philadelphia Financial. Please go ahead.

Jordan Neil Hymowitz

Managing Principal, Philadelphia Financial Management of San Francisco LLC

Hi. Thanks, guys. First of all, I don’t know if you’re aware that actually on this call what was going on when ICE stats came out and up to 36.8 beds, the highest level ever in the last four years or so. So, I mean, I assume that your guidance in the fourth quarter was in any way based on those higher numbers?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No. As I said earlier, our guidance is based on where we’ve been running at approximately for the third quarter.

Jordan Neil Hymowitz

Managing Principal, Philadelphia Financial Management of San Francisco LLC

So, not only the quarter end higher, but the fourth quarter is beginning much higher than call it the average.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

And it’s different than prior year. In prior years, the fourth quarter is usually a lower population, because of the weather changing on the southern border and getting colder, a lot people coming across. That’s the way it was historically for decades. This year, it seems it could be different.

Jordan Neil Hymowitz

Managing Principal, Philadelphia Financial Management of San Francisco LLC

And I know it’s not as much as you [ph] expected (00:59:26), but the incremental margin at these levels is higher than the average margin, correct?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

It varies by the minimum. Yeah. It varies by facility depending on how that contract is priced, but it should be incrementally better.

Jordan Neil Hymowitz

Managing Principal, Philadelphia Financial Management of San Francisco LLC

Okay. And next, of the 9,000, roughly 12% beds that are unoccupied, should we think about if they do get occupied, the earnings and margin are about average with what’s out there. In other words, they’re not substantially better or worse.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, they’re owned facilities, so they should be – the margin should be — the EBITDA margin should be in line with our historical average for owned facilities, which is in that 25% to 35% range. So, it would be a little higher than our average margins, because our average margins include international operations and managed only facilities that have lower margins.

Jordan Neil Hymowitz

Managing Principal, Philadelphia Financial Management of San Francisco LLC

Perfect. Thanks. And just you mentioned with this new proposal for ISAP, I mean, we’re talking 5 million people that could potentially be monitored. I mean, that’s like multiples of the 100 to 200 you currently are monitoring, meaning you don’t get all of them or half of them. But that business which has 50% margins could be substantially higher next year if this comes through. Is that correct?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

It depends – yes, it quantitatively. But as we’ve discussed, there’s different pricing levels for different programs of intensity as far as monitoring, as I said. The most intensive would be monitoring on a daily basis and throughout the day. But it could be as little as, once every month or few months or couple of times a year.

Jordan Neil Hymowitz

Managing Principal, Philadelphia Financial Management of San Francisco LLC

Fine. And final question is, could you remind me of the number of beds that were in place during the last Republican administration?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think they got over 50,000, maybe 52,000.

Jordan Neil Hymowitz

Managing Principal, Philadelphia Financial Management of San Francisco LLC

52,000 is the right number. So, again, as we head towards an election year, if the Republicans should win, the number of beds could be 30% higher.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

It could be.

Jordan Neil Hymowitz

Managing Principal, Philadelphia Financial Management of San Francisco LLC

Okay. Thanks for taking my questions.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

Thank you.

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to George Zoley, Executive Chairman of the GEO Group.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Okay. Thank You for joining us on this call and we look forward to speaking to you on the next call in February. Thank you.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.